Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Caladrius Biosciences, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Talamo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended ; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated:  March 15, 2016

/s/ Joseph Talamo
Joseph Talamo
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Caladrius Biosciences, Inc. and will be retained by Caladrius Biosciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.